Exhibit 99.1

FOR RELEASE:	October 23, 2006

WESTSTAR FINANCIAL SERVICES CORPORATION
REPORTS SOARING THIRD QUARTER 2006 EARNINGS

ASHEVILLE, NORTH CAROLINA - Weststar Financial Services Corporation (OTC:BB “WFSC”) reported consolidated net income of $593 thousand for the three months ended September 30, 2006 compared to $387 thousand for the comparable period in 2005 - an increase of 53%. On a diluted per share basis, earnings for the three-month periods of 2006 and 2005 were $.33 vs. $.22 - an increase of 50%. For the nine-month period ended September 30, 2006, net income totaled $1.4 million compared to $696 thousand for the comparable period in 2005 - an increase of 107%. On a diluted per share basis, earnings for the nine-month periods ended September 30, 2006 and 2005, respectively, were $.79 vs. $.39 - an increase of $103%. The increase in earnings resulted from growth in net earning assets, improved asset quality and a stronger net interest margin.

At September 30, 2006, consolidated assets totaled $153.1 million - a 12% increase over September 30, 2005. Asset growth was primarily realized in loans, which increased 26% to $118.7 million. At September 30, 2006, the Company’s allowance for loans represented 1.57% of outstanding loans. Deposits reflected 9% growth to $127.6 million at September 30, 2006 compared to the prior year. Shareholders’ equity increased 19% over September 30, 2005 to $12.3 million at September 30, 2006.

Return on assets was 1.55% compared to 1.13%, and return on equity was 19.84% compared to 15.05% for the three-month periods ended September 30, 2006 and 2005, respectively. For the nine-month periods ended September 30, 2006 and 2005, respectively, return on assets was 1.34% compared to .71%, and return on equity was 17.00% compared to 9.33%.

G. Gordon Greenwood, President and Chief Executive Officer, stated, “Record earnings were largely attributable to improved asset quality, a healthy demand for loans and a stronger net interest margin, all of which reflect our philosophy of providing unforgettable service through Bank of Asheville and our partners at Bank of Asheville Mortgage, White Oak Financial and Alta Vista Wealth Management. During the latter part of September, Bank of Asheville opened its fifth full-service banking office in the Reynolds community of Buncombe County. The Bank has been well received by the community, and as a neighbor to the Reynolds Fire Department, Bank of Asheville is contributing $10 for each checking account opened through December 19, 2006 to the Reynolds Fire Department.”

Weststar Financial Services Corporation is the parent company of The Bank of Asheville. Weststar Financial Services Corporation own 100% interest in Weststar Financial Services Corporation I, a statutory trust, and 50% interest in Bank of Asheville Mortgage Company, LLC, a mortgage broker. The bank operates five full-service banking offices in Buncombe County, North Carolina - Downtown Asheville, Candler, Leicester, South Asheville and Reynolds. Bank of Asheville Mortgage Company, LLC operates four offices - Downtown Asheville, South Asheville, Hendersonville and Waynesville.

This news release contains forward-looking statements. Such statements are subject to certain factors that may cause the company’s results to vary from those expected. These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

* * * * *

For Further Information, please contact:	Randall C. Hall
Executive Vice President and Secretary
Chief Financial Officer
Voice (828) 232-2904; Fax (828) 350-3904
e-mail rhall@bankofasheville.com

79 Woodfin Place, Suite 102 Asheville, North Carolina 28801	www.bankofasheville.com

Weststar Financial Services Corporation & Subsidiary
Selected Financial Data
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2006	2005	% change	2006	2005	% change
Consolidated earning summary:
Interest income	$2,980,888	$2,029,918	46.9%	$8,052,954	$5,542,661	45.3%
Interest expense	1,126,316	683,650	64.8%	2,963,188	1,794,504	65.1%
Net interest income	1,854,572	1,346,268	37.8%	5,089,766	3,748,157	35.8%
Provision for loan losses	60,750	47,615	27.6%	213,200	400,770	-46.8%
Net interest income after
provision for loan losses	1,793,822	1,298,653	38.1%	4,876,566	3,347,387	45.7%
Other income	372,815	416,530	-10.5%	905,130	1,129,652	-19.9%
Other expenses	1,240,687	1,099,186	12.9%	3,549,078	3,373,057	5.2%
Income before taxes	925,950	615,997	50.3%	2,232,618	1,103,982	102.2%
Income taxes	333,180	228,565	45.8%	790,247	407,510	93.9%
Net income	$592,770	$387,432	53.0%	$1,442,371	$696,472	107.1%
Earnings per share - Basic*	$0.35	$0.23	52.2%	$0.86	$0.41	109.8%
Earnings per share - Diluted*	0.33	0.22	50.0%	0.79	0.39	102.6%
Average Shares - Basic*	1,681,290	1,679,890	0.1%	1,681,290	1,679,813	0.1%
Average Shares - Diluted*	1,821,738	1,801,600	1.1%	1,816,785	1,803,306	0.8%
Consolidated balance sheet data:
Total Assets				$153,070,037	$137,033,102	11.7%
Total Deposits				127,629,905	117,523,416	8.6%
Loans (gross)				118,650,542	94,351,450	25.8%
Investments				25,711,065	28,292,171	-9.1%
Shareholders' Equity				12,336,153	10,355,353	19.1%
Consolidated average balance sheet data:
Total Assets	$151,974,619	$136,092,548	11.7%	$144,217,675	$131,863,536	9.4%
Total Deposits	128,671,518	116,804,512	10.2%	121,997,553	112,878,647	8.1%
Loans (gross)	115,642,714	89,781,775	28.8%	108,052,698	88,711,469	21.8%
Investments	25,665,897	26,302,545	-2.4%	26,192,887	23,928,769	9.5%
Shareholders' Equity	11,854,678	10,210,380	16.1%	11,343,726	9,980,155	13.7%
Consolidated performance ratios:
Return on average assets**	1.55%	1.13%		1.34%	0.71%
Return on average equity**	19.84%	15.05%		17.00%	9.33%
Capital to Assets	7.80%	7.50%		7.87%	7.57%
Consolidated asset quality data and ratios:
Nonaccruing loans				$937,304	$1,780,362	-47.4%
Accruing loans 90 days past due				-	-	-
Nonperforming loans				937,304	1,780,362	-47.4%
Foreclosed properties				136,177	161,077	-15.5%
Nonperforming assets				1,073,481	1,941,439	-44.7%
Allowance for loan losses				1,862,809	1,696,361	9.8%
Loans charged off				159,687	342,714	-53.4%
Recoveries of loans charged off				48,920	29,939	63.4%
Net loan charge-offs				110,767	312,775	-64.6%
Net charge-offs to average loans**				0.14%	0.47%	-70.9%
Nonperforming loans to total assets				0.61%	1.30%	-52.9%
Allowance coverage of nonperforming loans				198.74%	95.28%	108.6%
Allowance for loan losses to gross loans				1.57%	1.80%	-12.7%

*The share and per share amounts have been adjusted to reflect the 6 for 5 stock splits in May 2006 and January 2005.
**Annualized based on number of days in the period.

Weststar Financial Services Corporation & Subsidiary
Supplemental Quarterly Financial Data
	Quarters Ended
	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2006	2006	2006	2005	2005
Consolidated earning summary:
Interest income	$2,980,888	$2,681,234	$2,390,832	$2,183,793	$2,029,918
Interest expense	1,126,316	967,215	869,657	743,979	83,650
Net interest income	1,854,572	1,714,019	1,521,175	1,439,814	1,346,268
Provision for loan losses	60,750	61,600	90,850	65,500	47,615
Net interest income after provision for loan loss	1,793,822	1,652,419	1,430,325	1,374,314	1,298,653
Other income	372,815	258,301	274,014	302,234	416,530
Other expenses	1,240,687	1,193,891	1,114,500	1,091,754	1,099,186
Income before taxes	925,950	716,829	589,839	584,794	615,997
Income taxes	333,180	250,417	206,650	202,515	228,565
Net income	$592,770	$466,412	$383,189	$382,279	$387,432
Earnings per share - Basic*	$0.35	$0.28	$0.23	$0.23	$0.23
Earnings per share - Diluted*	0.33	0.26	0.21	0.22	0.22
Average Shares - Basic*	1,681,290	1,679,890	1,681,290	1,680,429	1,679,890
Average Shares - Diluted*	1,821,738	1,801,600	1,806,700	1,784,327	1,801,600
Consolidated balance sheet data:
Total Assets	$153,070,037	$147,330,128	$144,290,002	$138,753,535	$137,033,102
Total Deposits	127,629,905	125,086,835	124,087,200	119,112,899	117,523,416
Loans (gross)	118,650,542	110,747,031	105,453,650	100,493,602	94,351,450
Investments	25,711,065	25,726,073	26,512,936	27,824,748	28,292,171
Shareholders' Equity	12,336,153	11,293,784	10,978,270	10,596,543	10,355,353
Consolidated average balance sheet data:
Total Assets	$151,974,619	$141,740,816	$138,775,727	$134,188,336	$136,092,548
Total Deposits	128,671,518	120,331,869	116,849,318	114,283,139	116,804,512
Loans (gross)	115,642,714	106,232,569	102,134,367	96,187,785	89,781,775
Investments	25,665,897	26,993,665	26,700,426	27,158,388	26,302,545
Shareholders' Equity	11,854,678	11,239,611	10,926,691	10,513,514	10,210,380
Consolidated performance ratios:
Return on average assets**	1.55%	1.32%	1.12%	1.13%	1.13%
Return on average equity**	19.84%	16.64%	14.22%	14.43%	15.05%
Capital to Assets	7.80%	7.93%	7.87%	7.83%	7.50%
Consolidated asset quality data and ratios:
Nonaccruing loans	$937,304	$1,131,397	$1,854,149	$1,754,653	$1,780,362
Accruing loans 90 days past due	-	-	-	-	-
Nonperforming loans	937,304	1,131,397	1,854,149	1,754,653	1,780,362
Foreclosed properties	136,177	142,000	139,750	127,000	161,077
Nonperforming assets	1,073,481	1,273,397	1,993,899	1,881,653	1,941,439
Allowance for loan losses	1,862,809	1,830,113	1,844,887	1,760,377	1,696,361
Loans charged off	42,601	92,632	24,454	27,132	43,161
Recoveries of loans charged off	14,548	16,258	18,114	25,648	6,280
Net loan charge-offs	28,053	76,374	6,340	1,484	36,881
Net charge-offs to average loans**	0.10%	0.29%	0.03%	0.01%	0.16%
Nonperforming loans to total assets	0.61%	0.77%	1.29%	1.26%	1.30%
Allowance coverage of nonperforming loans	198.74%	161.76%	99.50%	100.33%	95.28%
Allowance for loan losses to gross loans	1.57%	1.65%	1.75%	1.75%	1.80%

*The share and per share amounts have been adjusted to reflect the 6 for 5 stock splits in May 2006 and January 2005.
** Annualized based on number of days in the period.